SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                         December 27, 2013

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 1, 2014, we entered into a consulting agreement with StoryCorp Consulting, Inc., (“StoryCorp”) a firm that provides financial, accounting and management services. The agreement is month to month and can be terminated by us upon 30 days notice.  StoryCorp is to be paid $6,000 upon execution of the agreement, an additional $6,000 on January 14, 2014, and an additional $6,000 upon auditor approval of the Company December 31, 2013, Financial Statements. Further, the Company will pay StoryCorp $3,500 per month beginning on February 1, 2014.   For services outside of those described in the agreement, StoryCorp will charge us at the rate of $250 per hour.

StoryCorp is a technology-based services firm supporting the financial reporting needs of small-cap, publicly traded companies, and privately held firms whose lender, investor or shareholder base requires timely, periodic, GAAP-compliant financial reporting. StoryCorp has a web-based solution to data gathering, which removes the client from ledger entries, and once fully developed, will provide management, auditors and stakeholders more and better financial and management information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	Natalie Russell ________________________
By:	Natalie Russell
Its:	Chief Financial Officer December 27, 2013